UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): September 17, 2001

                          TOTALSEEK.COM, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


  Delaware                     0-33147                 23-3074323
---------------              ------------          -------------------
(State or other              (Commission              (IRS Employer
jurisdiction of              File Number)             Identification
incorporation)                                             No.)


1422 Chestnut Street, Suite #410, Philadelphia, Pennsylvania    19102
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Address of Principal Executive Offices                         Zip Code

Registrant's telephone number, including area code: (215) 569-9176 x11


Item 4.  Changes in Registrant's Certifying Accountant

     On September 6, 2001, TotalSeek.Com, Inc. ("TotalSeek" or "Registrant") assumed the obligation of filing reports with the Securities and Exchange Commission when it acquired 100% ownership of a reporting company, Urag Corp. ("Urag"). At the time of this event, Kingery, Crouse & Hohl P.A. was the principal independent accountant of Urag. TotalSeek reported the acquisition of Urag in a Form 8-K12G3 filed on September 7, 2001, and amended on September 11, 2001, under Commission File No. 000-33147.

     The reports of Kingery, Crouse & Hohl P.A. on the financial statements of Urag filed with the Securities and Exchange Commission contained no adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles during the past two fiscal years or the interim period to June 30, 2001.

     The decision to change accountants was recommended and approved by the Board of Directors of Urag on September 17, 2001.

     During the past two years and through the day of dismissal on September 17, 2001, there were no disagreements between Urag and Kingery, Crouse & Hohl P.A., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

     On September 17, 2001, the Registrant engaged Stark Winter
Schenkein & Co., LLP of Denver, Colorado, as independent accountants for TotalSeek and its wholly owned subsidiary Urag.

     The Registrant has provided to Kingery, Crouse & Hohl P.A., the former accountants of its wholly owned subsidiary Urag, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from Kingery, Crouse & Hohl P.A, addressed to the Commission, confirming the statements made by the Registrant in this
Item 4. A copy of such letter is attached hereto.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Index to Exhibits.

          Exhibit Number    Description

          (16.1)            Letter to Kingery, Crouse & Hohl P.A.,
                            dated September 17, 2001.

          (16.2) Letter from Kingery, Crouse & Hohl P.A., pursuant to Item 304(a)(3) of Regulation S-B



                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2001

TOTALSEEK.COM, INC.
Registrant

/s/ William Tay
------------------------------
By: William Tay
President and Chief Executive Officer